EXHIBIT 23.1

                                    CONSENT


     We have issued our report dated October 3, 1996 accompanying the financial statements and schedule of Doctors Health System, Inc. contained in Amendment No. 4 to the Registration Statement and Prospectus (Form S-1). We consent to the use of the aforementioned report in the Amended Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."



GRANT THORNTON LLP
Baltimore, Maryland
December 11, 1996